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Exhibit 10.20

NOTE PURCHASE AGREEMENT

GigaBeam Corporation
14225-C Sullyfield Circle
Chantilly, VA 20151

Ladies and Gentlemen:

     This Agreement, dated as of September 3, 2004, sets forth the agreement of GigaBeam Corporation (the “Company”) and each of the other persons executing this agreement (the “Purchasers”) with respect to the purchase by the Purchasers from the Company of an aggregate of $1,000,000 principal amount of 10% Senior Notes of the Company due February 28, 2005 (“Notes”) at a purchase price of $925 per $1,000 principal amount of Notes.

1. The Company hereby agrees to sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the principal amount of Notes set forth opposite such Purchaser’s name on Schedule A hereto. The Company’s obligations under the Notes are being guaranteed by Ameristock Corp. pursuant to a guaranty in the form attached hereto as Exhibit A (the “Guaranty”).

2. The Company and each Purchaser hereby acknowledges and agrees that the purchase price for the Notes has been previously delivered to Graubard Miller, which is acting as facilitator (the “Facilitator”) for the sale and purchase of the Notes. Upon receipt of executed copies of this Agreement, the Guaranty and a disbursement instruction from the Company (“Disbursement Letter”) and executed Notes, the Facilitator will wire transfer the purchase price of the Notes in accordance with the Disbursement Letter and deliver the Notes to each Purchaser.

3. In order to induce the Company to sell the Notes hereunder, each Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

(i) The Purchaser has reviewed this Agreement and the Schedules and Exhibits hereto, including the Term Sheet attached hereto as Exhibit B, and Amendment No. 2 to the Company’s Registration Statement (No. 333-116020) filed with the Securities and Exchange Commission and the exhibits thereto (collectively, the “Materials”). Except for the Materials, the Purchaser has not been furnished with any other materials or literature relating to the Company or the sale of the Notes.

(ii) The Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of the Purchaser.

(iii) The Purchaser has such knowledge and expertise in financial and business matters that the Purchaser is capable of evaluating the merits and risks involved in an investment in the Notes.

(iv) The Purchaser has full power and authority to execute and deliver this Agreement and to perform the obligations of the Purchaser hereunder, and each such agreement is a legally binding obligation of the Purchaser in accordance with its terms.

(v) Concurrently with the execution of this Agreement, the Purchaser has executed the form of investor questionnaire attached hereto as Exhibit C.

(vi) If the Purchaser is a corporation or trust, the officer or trustee executing this Agreement represents and warrants that he is authorized to so sign; that the corporation or trust is authorized by the Articles (or Certificate) of Incorporation and Bylaws of the corporation or by the trust agreement, as the case may be, to make this investment and to enter into this Agreement; in the case of a trust, the Purchaser will, upon the request of the Company or counsel to the Company, furnish to the Company a true and correct copy of the trust agreement; and in the case of a corporation, the corporation will, upon request of the Company or counsel to the Company, furnish to the Company a true and correct copy of the provisions of the Articles (or Certificate) of Incorporation or Bylaws, or both, authorizing the corporation to make such investment, and a copy (certified by the secretary or other authorized officer) of appropriate corporate resolutions authorizing the specific investment.

(vii) If the Purchaser is a partnership, by signing below the partner executing this Agreement represents and warrants that each one of the foregoing representations or agreements or understandings set forth herein applies to each partner (unless such representation, agreement or understanding is by its terms applicable only to the partnership as an entity); that he is authorized to so sign; in the case of any partner that is a trust, a trustee (or co-trustee) of the trust is authorized by the trust agreement to make this investment and to enter into this Subscription Agreement and will, upon request of the Company or counsel to the Company, furnish to the Company a true and correct copy of the trust agreement; and in the case of any partner that is a corporation, the corporate officer so signing is authorized to sign on behalf of the corporation and will, upon request of the Company or counsel to the Company, furnish to the Company a true and correct copy of the provisions of the Articles (or Certificate) of Incorporation or Bylaws, or both, authorizing the corporation to make such investment, and a copy (certified by the secretary or other authorized officer) of appropriate corporate resolutions authorizing the specific investment.

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     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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4. Company Representations and Warranties. The Company hereby represents and warrants to, and covenants with, the Purchasers as follows:

(i) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the state of its incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on the financial position or value or the operation of the properties or the business of the Company.

(ii) This Agreement, the Guaranty and the Notes have been duly and validly authorized by the Company. This Agreement and the Notes constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii) The execution, delivery, and performance by the Company of this Agreement, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms hereof do not and will not, with or without the giving of notice or the lapse of time or both, (a) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, except which could not reasonably be expected to have a material adverse effect on the Company; (b) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company; (c) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except where such violation could not reasonably be expected to have a material adverse effect on the Company; or (d) have a material adverse effect on any permit, license, certificate, registration, approval, consent, license or franchise of or concerning the Company.

(iv) Except as described in the Materials, no material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. Except as described in the Materials, the Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

(v) The Company has all requisite corporate power and authority, and has all necessary and material authorizations, approvals, orders, licenses, certificates and permits of and from all applicable governmental regulatory officials and bodies to own or lease its properties and conduct its business as described in the Materials, and the Company is and has been doing business in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations. The disclosures in the Materials concerning the effects of federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact.

(vi) The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, approval, authorization or order of, and no filing with, any court, government agency or other body is required for the valid authorization, issuance, sale and delivery, of the Notes and the consummation of the transactions and agreements contemplated by this Agreement, except with respect to applicable federal and state securities laws.

(vii) Since the respective dates as of which information is given in the Materials, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, that are material with respect to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company.

(viii) BDO Seidman, LLP (“BDO”) are independent accountants as required by the Act and the Regulations. BDO has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any prohibited non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(ix) The financial statements, together with the notes thereto and supporting schedules included in the Materials, present fairly the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved. The pro forma financial information set forth in the Materials reflects all significant assumptions and adjustments relating to the business and operations of the Company.

(x) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than (i) those referred to in the Materials, (ii) liens for taxes not yet due and payable or (iii) those which do not materially effect the value of such property and do not materially interfere with the use made of such property by the Company. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same or similar business.

(xi) Except as set forth in the Materials, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the properties or business of, the Company that might materially and adversely affect the financial position, value or the operation of the properties or the business of the Company, or that questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal, domestic or foreign, naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business is bound or subject.

(xii) The Materials, as of their respective dates , did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Materials made in reliance upon and in conformity with information furnished to the Company, in writing by or on behalf of the HCPF Brenner Securities LLC for use therein.

(xiii) The foregoing representations, warranties and agreements shall survive the execution and delivery of this Agreement and the closing of the offering and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Notes.

5. The Purchasers and the Company agree that the Facilitator shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Facilitator’s willful misconduct or gross negligence was the cause of any loss. The Company and the Purchaser hereby jointly and severally indemnify the Facilitator for, and hold it harmless, against any loss, liability or expense arising out of or in connection with its acting as Facilitator, except to the extent any such loss, liability or expense is the result of the Facilitator’s willful misconduct or gross negligence.

6. The Purchaser understands that, in addition to the risks relating to the Company described in the Materials, an investment in the Notes is subject to the following additional risks:

The offering price and other terms of the Notes were arbitrarily determined. The offering price and other terms of the Notes were established by negotiation between the Company and the Placement Agent and do not necessarily bear any relationship to the value of the Company’s assets, its net worth, the results of operations, the price paid by the Company’s principal equity holders for their common equity or any other established criteria of value.

Uncertainty of Other Financing; Repayment of Notes. Unless the Company is able to consummate a public offering of its securities or obtain other financing (as to either of which there can be no assurance), the Company may not be able to meet its obligations relating to the Notes.

7. The Purchasers agree that, in the event the Company defaults on any of its obligations under the Notes, the holders of the Notes shall act together in enforcing their rights under the Guaranty and shall share ratably (based on the outstanding obligations owed to them under their respective Notes) in the collection of funds under the Guaranty.

8. Each Purchaser agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs, and expenses which it may sustain or incur in connection with the breach by the Purchaser of any representation, warranty, or covenant made by such Purchaser.

9. Each Purchaser acknowledges that the information contained in the Materials (other than that contained in the Registration Statement and exhibits thereto comprising a part of the Materials) is confidential and nonpublic and agrees that all such information shall be kept in confidence by the Purchaser and neither used by the Purchaser to the Purchaser’s personal benefit (other than in connection with this subscription) nor disclosed to any third party for any reason.

10. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

11. This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.

13. This Agreement may only be modified by a written instrument executed by the Purchasers and the Company.

14. Unless the context otherwise requires, all personal pronouns used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

15. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to a Purchaser, to the respective address set forth on the signature page; and if to the Company, to GigaBeam Corporation, 14225-C Sullyfield Circle, Chantilly, VA 20151, Attention: Mr. Louis Slaughter, Chief Executive Officer, or to such other address as the Company or the Purchaser shall have designated to the other by like notice.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

COMPANY:

GIGABEAM CORPORATION
By:	/s/ Louis S. Slaugher
Name: Louis S. Slaughter
Title: Chief Executive Officer
	Address:	14225-C Sulleyfield Circle
Chantilly, VA 20151

PURCHASERS:

THE GUTMAN FAMILY FOUNDATION
By:	/s/ Edward S. Gutman
Name: Edward S. Gutman
Title: President
	Address:	illegible

By:	/s/ Stewart Richer
Name: Stewart Richer
Title:
Address:

SILVERMAN PARTNERS L.P.
By:	/s/ Harvey Silverman
Name: Harvey Silverman
Title: President
Address:

By:	/s/ Theodore Kesten
Name: Theodore Kesten
Title: Individual
	Address:	201 Lyncroft Rd. New Rochelle, NY 10804

By:	/s/ James Scoroposki
Name:
Title:
Address:

By:	/s/ Bud Koffman
Name: Bud Koffman
Title:
Address:

Schedule A

Purchaser	Amount

The Gutman Family Foundation	$250,000
Silverman Partners, L.P.	$250,000
Bud Koffman	$150,000
James Scoroposki	$150,000
Stuart Richer	$100,000
Theodore Kesten	$100,000

Exhibit A

See exhibit 10.23 to this Registration Statement.

Exhibit B

GIGABEAM CORPORATION
Summary of Proposed Bridge Financing Terms
10% Senior Notes

Issuer:	GigaBeam Corporation (the “Company”).

Securities:	10% Senior Notes (the “Notes”).

Financing Amount:	Up to $1.0 million face amount of Notes. Notes will be purchased with a 7.5% discount (i.e., at 92.5% of face value).

Investors:	Exclusively accredited investors.

Notes:

Maturity:	The Notes will be payable on the earlier of (a) the consummation of the Company’s initial public offering (“IPO”) or other financing event of gross proceeds of at least $5 million or (b) February 28, 2005 (the “Maturity Date”).

Guarantee:	Ameristock Corp. will guarantee the repayment of principal of and interest on the Notes on the Maturity Date (“Guarantee”).

Interest:	The outstanding principal amount of the Notes will bear simple interest, from the date of issuance, at the rate of 10% per annum, payable on the Maturity Date.

Affirmative Covenants:	The Company shall covenant that so long as the Notes are outstanding, it will:

(i) Do all things necessary to preserve and keep in full force and effect its corporate existence, including, without limitation, all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged; and continue to engage in business of the same general type as conducted as of the date hereof; and (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;

(ii) Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company has maintained adequate reserves with respect thereto in accordance with GAAP;

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(iii) Comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements applicable to it (collectively, “Requirements”) of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials or officers which are applicable to the Company or any of its properties, except where the failure to so comply would not have a material adverse effect (“Material Adverse Effect”) on the Company or any of its material properties; provided, however, that nothing provided herein shall prevent the Company from contesting the validity or the application of any Requirements;

(iv) Keep proper records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Holder;

(v) Notify the Holder in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced or threatened against the Company which involve a claim in excess of $100,000.

(vi) Promptly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by GAAP;

(vii) Maintain at all times, preserve, protect and keep its property used or useful in the conduct of its business in good repaid, working order and condition, and from time make all needful and proper repairs, renewals, replacements and improvement thereof as shall be reasonably required in the conduct of its business; and

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(viii) Promptly give notice in writing to the Holder of the occurrence of any default or Event of Default (as defined in the Note) or of any default under any other material instrument or agreement to which it is a party.

Negative Covenants:	The Company shall covenant that so long as the Notes are outstanding, neither it nor any of its subsidiaries will, without the prior written approval of (i) the Holders of two-thirds of the aggregate principal amount of the Notes and (ii) Ameristock Corp., do or commit to do any of the following (provided, however, that the Company may do any of the following if requested to do so by HCFP/Brenner Securities LLC, if Brenner deems it to be reasonably necessary to consummate the IPO):

(i) sell all or any portion of the Company or any subsidiary (other than in the ordinary course of business), whether by sale of equity interests, merger (other than a merger in which the Company is the surviving entity and no change of control occurs as a result of such merger or the reincorporation merger in conjunction with the IPO), reorganization, consolidation, refinancing or recapitalization that results in a change in controlling equity ownership of the Company or any subsidiary or sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company or such subsidiary;

(ii) amend or modify (a) the certificate of incorporation or similar governing instrument(s) of the Company or any of its subsidiaries or (b) documentation relating to indebtedness for borrowed money of the Company or any subsidiary, other than indebtedness permitted under this Term Sheet;

(iii) enter into any transaction, other than employment matters, between or among the Company and/or any subsidiary, on the one hand, and any of their respective equity owners, directors, officers, employees or affiliates, on the other hand;

(iv) make any payment on account of, or set aside any assets for a sinking or other analogous fund for, the purchase redemption, defeasance, retirement or other acquisition of any equity interest of the Company or any subsidiary, except redemptions from officers, directors, employees or consultants to the Company upon termination of their employment or association with the Company pursuant to agreements between such persons and the Company approved by the board of directors of the Company;

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(v) voluntarily liquidate, wind-up, dissolve or commence any bankruptcy, insolvency, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or make a general assignment for the benefit of creditors;

(vi) commence or settle any material litigation or similar action to which the Company or any subsidiary is a party or could otherwise be bound;

(vii) change the line of business of the Company or any subsidiary;

(viii) change the independent auditors of the Company;

(ix) pay or make any dividends or distributions to its equity holders;

(x) will not create, incur, assume or suffer to exist, any mortgages, pledges, liens, security interests, claims, encumbrances or charges of any kind upon any of its property (tangible or intangible) or assets, income or profits, whether now owned or hereafter acquired, except for (i) statutory liens; (ii) purchase money liens and other liens granted in the ordinary course of business on equipment, fixtures and similar property; and (iii) liens which, singly or in the aggregate, would not be reasonably expected to have a Material Adverse Effect; or

(xi) guarantee, assume or otherwise become responsible for (directly or indirectly) the indebtedness for borrowed funds, performance, obligations, of any person, or the agreement by the Company or any of its subsidiaries to do any of the foregoing.

In addition, the Company may not incur any additional indebtedness without the prior approval of (i) 50% of the aggregate principal amount of Notes then outstanding and (ii) Ameristock Corp. The Notes will contain a “carve-out” allowing the Company to incur a specified amount of additional equipment or capital lease financing, including up to an aggregate of $500,000 in connection with the lease of a vector network analyzer and final test equipment for manufacturing, without the consent of the holders of the Notes.

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Change of Control:	In the event of (i) any transaction or series of related transactions (including any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Company, (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company to another person and (iii) a voluntary or involuntary dissolution, liquidation or winding up of the Company (a "Fundamental Event"), the holder shall have the right to receive, at its option, the outstanding principal amount of the Note plus an amount equal to all accrued but unpaid interest to the date of consummation of the transaction or upon dissolution or liquidation. The Company will give the holder written notice of not less than twenty (20) business days prior to the date of the Fundamental Event.

Other:	In addition to the foregoing covenants, the documents for the Bridge Financing will contain representations, warranties, covenants, requirements for legal opinions and other items, which are appropriate for a transaction of this nature.

The Company shall pay the fees and disbursements of both its counsel and investors’ counsel at the closing.

Closing Condition:	The closing of this Bridge Financing will be conditioned upon: Ameristock delivering the Guarantee.

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